EXHIBIT 99.7

SOUTHERN MISSOURI BANCORP, INC.

2017 OMNIBUS INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

PSA - NO. _______

Performance Shares are hereby awarded on _____________ (the "Grant Date") by Southern Missouri Bancorp, Inc., a Missouri corporation (the "Company"), to ______________ (the "Grantee"), pursuant to the Southern Missouri Bancorp, Inc. 2017 Omnibus Incentive Plan (as the same may from time to time be amended, the "Plan"), and upon the terms and conditions and subject to the restrictions set forth in the Plan and hereinafter set forth.  [This award of Performance Shares is intended to be Qualified Performance-Based Compensation within the meaning of Section 162(m) of the Code and Article 11 of the Plan.]

Each Performance Share earned under this Agreement will be equivalent in value to one share of the Company's common stock, par value $0.01 per share (the "Common Stock"), and will entitle the Grantee to receive from the Company at the times set forth in this Agreement one share of Common Stock with respect thereto.  Each Performance Share is subject to the terms and conditions set forth herein and in the Plan. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Plan.

1. Target Number of Performance Shares.  The target number of Performance Shares granted to the Grantee under this Agreement shall be ________.

2. Performance Period, Vesting Date and Number of Performance Shares Available to be Earned.  The number of Performance Shares earned and the Performance Period, vesting and payment dates thereof shall be determined in accordance with Exhibit A attached hereto, the provisions of which are incorporated into this Agreement as if set forth herein. The Grantee shall not have any voting or dividend rights to the Shares until a stock certificate for the actual number of Shares that vests as of each Vesting Date is issued.

3.          Effect of Certain Events.  The effect of a Change in Control or of termination of the Grantee's employment upon the Award shall be determined as set forth in Exhibit A attached hereto.

4.           Adjustments for Changes in Capitalization of the Company.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split up, share combination or other change in the corporate structure of the Company affecting the shares of the Company's Common Stock, such adjustment shall be made in the number of Performance Shares and/or the number and class of shares of Common Stock payable with respect to the Performance Shares subject to this Agreement, as shall be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights, provided that the number of Performance Shares and shares covered by this Agreement shall always be a whole number and the average closing price shall be rounded to the nearest whole cent.

5. Delivery and Registration of Shares of Common Stock.  The Company's obligation to deliver the Common Stock payable with respect to the Performance Shares earned hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other Federal, state or local securities regulation.  It may be provided that any representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities regulation.  The Company shall not be required to deliver any shares of Common Stock under the Plan prior to (i) the admission of such shares to listing on any stock exchange or

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automated quotation system on which the shares of Common Stock may then be listed or quoted, and (ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

6. Grantee Employment.  Nothing in this Agreement shall limit the right of the Company or any Subsidiary to terminate the Grantee's employment, or otherwise impose upon the Company or any Subsidiary any obligation to employ or accept the services of the Grantee.

7.   Withholding Tax.  The Company shall withhold from any payment or distribution made under this Agreement shares of Common Stock with a Fair Market Value sufficient to satisfy any applicable income, employment or other taxes required by law to be withheld.  The Company shall have the right to deduct from any dividend equivalents paid the amount of any taxes which the Company is required to withhold at the time such amounts are paid to the Grantee.

8. Regulatory, Recoupment and Holding Period Requirements.  The Grantee acknowledges and agrees that this Award and the Grantee's receipt of any shares of Common Stock hereunder is subject to (a) the provisions of Section 19.3 of the Plan, including possible reduction, cancellation, forfeiture or recoupment (clawback), delayed payment or holding period requirements, upon the occurrence of events set forth in Section 19.3 of the Plan, and (b) any policies which the Company may adopt in furtherance of any Regulatory Requirements (including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or otherwise.

[9. Non-solicitation.

(a)  In exchange for the Company providing the Grantee the consideration set forth herein and other confidential information, during the Grantee's employment with the Company and for a period of one year after the separation of such employment for any reason, the Grantee hereby agrees not to, either directly or indirectly: (i) solicit the employment of, recruit, employ, hire, cause to be employed or hired, entice away, or establish a business with any person whom the Grantee had contact with or job-related information about in the course of such person's employment or other relationship with the Company, or suggest to or discuss with any such person the discontinuation of that person's status or employment with the Company; or (ii) on behalf of any person or entity engaged in the same or similar business as the Company, call on, service, solicit, or accept competing business from the Company's customers or prospective customers whom or which the Grantee, within the previous two (2) years, had or made contact with regarding the Company's business or had access to the Company's information or files about such customer or prospective customer.

(b)  To the extent that any provision of this Section 10 shall be determined to be invalid or unenforceable in any respect or to any extent, the provision shall not be void or rendered invalid, but instead shall be automatically amended for such lesser term, to such lesser extent, or in such other lesser degree, as will grant the Company the maximum protection and restrictions on the Grantee's activities permitted by applicable law in such circumstances. If the Grantee violates a non-solicitation provision described above and the Company brings legal action for injunctive relief, the Company shall not, as a result of such breach or the time involved in obtaining the relief, be deprived of the benefit of the full period of the provision(s) violated.  Accordingly, the provision(s) shall be deemed to be in effect for the duration specified therein, computed from the date the relief is granted but not to include any period of time during which the Grantee is in violation of the provision(s).

(c)  The Company's right to enforce the terms of this Section 10 shall not be affected by the existence or non-existence of any other similar agreement for anyone else, or by the Company's failure to fully enforce, or enforce at all, the terms of any other such agreement.  The provisions of this Section 10 are in addition to and not in lieu of, and do not supersede, cancel or replace, (i) any agreement regarding non-solicitation or non-recruitment of customers, consultants or employees previously or subsequently signed by the Grantee, or (ii) any provisions of an existing agreement regarding any such subjects.  Likewise, this Agreement does not alter or amend the terms of any existing agreement between the Company and the Grantee concerning employment, and such agreement shall not operate to preclude the enforcement (or cancel the terms) of this Agreement. In case of any conflict between the terms of this Agreement and the terms of any such agreement concerning employment, the terms of that agreement

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shall not operate to cancel, supersede or preclude the enforcement of the terms of this Agreement. The terms of any other such agreement shall be construed and enforced without reference to this Agreement unless such agreement references this Agreement, specifically or generally.]

10. Grantee Acceptance.  The Grantee shall signify his/her acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy hereof to the Company.  To the extent the terms of any employment, severance or other agreement to which the Grantee is a party with the Company or any Subsidiary that is then in effect provide for any rights that conflict with or are otherwise contrary to the terms contained in this Agreement, including the vesting rights contained in Exhibit A, the terms of this Agreement shall control.

11.          Conformity with Plan.  The grant of Performance Shares is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference).  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  By executing and returning the enclosed copy of this Agreement, the Grantee acknowledges his or her receipt of this Agreement and the Plan and agrees to be bound by all of the terms of this Agreement and the Plan.

12. Electronic Signature.  All references to signatures and delivery of documents in this Agreement may be satisfied by procedures the Company has established or may establish from time to time for an electronic system for execution and delivery of any such documents, including this Agreement.  The Grantee's electronic signature, including, without limitation, "click-through" acceptance of this Agreement through a website maintained by or on behalf of the Company, is the same as, and shall have the same force and effect as, the Grantee's manual signature.  Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services relating to this Agreement.

13. Entire Agreement.  This Agreement, including Exhibit A hereto, and the terms of the Plan constitute the entire understanding between the Grantee and the Company, and supersede all other agreements, whether written or oral, with respect to this award of Performance Shares.

(Signatures contained on following page.)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date first written above.

SOUTHERN MISSOURI BANCORP, INC. _________________________________________ [Name/Title]
ACCEPTED BY GRANTEE: __________________________________________
(Signature) __________________________________________ (Street Address)
___________________________________________ (City, State, and Zip Code)

Beneficiary Designation:

The Grantee designates the following Beneficiary or Beneficiaries to receive the Earned Performance Shares upon the Grantee's death:

______________________________________________________________________________________

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Exhibit A to Performance Share Award Agreement

References herein to "Agreement" shall mean the Performance Share Award Agreement, inclusive of this Exhibit A, and references to "Award" shall mean the Performance Award evidenced by the Agreement.

1.          Vesting Dates

The Shares shall vest as follows:

Vesting Date	Maximum Number of Shares Vesting (a)
__, 2018	Up to _______ Shares
__, 2019	Up to _______ Shares
__, 2020	Up to _______ Shares
__, 2021	Up to _______ Shares
__, 2022	Up to _______ Shares
__________________
(a)	The actual number of Shares that will vest as of each Vesting Date will be determined as set forth in Section 2 below.

2.          Performance Measure and Performance Goals.

(a)          The actual number of shares that will vest as of each Vesting Date shown in Section 1. above will be dependent upon the Company's annualized return on average assets ("ROAA") over the 12 calendar quarters ending immediately prior to the Vesting Date (the "Performance Period").  If the Company's annualized ROAA for the Performance Period with respect to any Vesting Date is below ___%, then no Shares shall vest as of that Vesting Date, and that 20% portion of the Award shall be forfeited.  If the Company's annualized ROAA for the Performance Period with respect to any Vesting Date is ___% or higher, then the number of Shares that will vest as of that Vesting Date will be determined by multiplying the target number of Shares that could vest as of such Vesting Date (as set forth above) by the Vesting Percentage set forth below:

Annualized ROAA	Vesting Percentage

___% (Threshold)	50%
___% (Midpoint)	75%
___% (Maximum)	100%

If the Company's annualized ROAA for the Performance Period is ___% or higher but less than ___%, then the Vesting Percentage shall be 50%. If the Company's annualized ROAA for the Performance Period is ___% or higher but less than ___%, then the Vesting Percentage shall be 75%. If the Company's annualized ROAA for the Performance Period is ___% or higher, then the Vesting Percentage shall be 100%.

If the Vesting Percentage with respect to any Vesting Date is less than 100%, then all Shares which could have vested as of such Vesting Date but which did not vest shall be forfeited.

(b)          Certification of Achievement Relative to Performance Goal:   Following the end of the Performance Period, the Committee will certify the level of the Performance Goals achieved.  Performance at or above the threshold level will result in all or a portion of the Performance Shares becoming earned ("Earned

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Performance Shares") as set forth above. The certification of the level of the Performance Goals achieved and the corresponding number of Earned Performance Shares shall be determined and certified by the Committee in writing following the last day of the Performance Period.

(c)          Vesting Date for Earned Performance Shares:  Subject to Section 3 of this Exhibit A, 100% of the Earned Performance Shares will vest on the Certification Date, provided that the Grantee is then serving as an employee of the Company or any Subsidiary.

(d)          Payment of Shares for Earned and Vested Performance Shares:  The Company will issue shares of Common Stock and to the Grantee with respect to any Earned Performance Shares not later than 60 days following the last day of the performance period. The Grantee shall not have any voting or dividend rights to the Shares until a stock certificate for the actual number of Shares that vests as of each Vesting Date is issued in accordance with (a) above.

3.          Effect of Certain Events.  The following provisions will apply in the event of the termination of employment or the occurrence of a Change in Control prior to the end of the Performance Period and completion of the vesting period.

Effect of Termination of Service   If the Grantee terminates Service for any reason other than in connection with a Change in Control or the death or Disability of the Grantee, any Shares that have not vested as of the date of that termination shall be forfeited to the Company.  If the Grantee's Service terminates on account of the Grantee's death or Disability, the Vesting Date for all Shares that have not vested or been forfeited shall be accelerated to the date of that termination of Service.  In the event of a Change in Control (as defined in the Plan) prior to the end of the Performance Period, the number of Performance Shares earned shall be calculated and certified by the Committee, and such Performance Shares shall become earned, vested and payable as follows.

Earned Performance Shares:  The Performance Shares subject to this Award shall be deemed earned as determined by the Committee, to which the Performance Goals applicable to the Performance Shares have been met during the Performance Period up through and including the effective date of the Change in Control (using the latest available information prior to the date of the Change in Control).  The Committee shall determine and certify the number of Earned Performance Shares in accordance with Section 2 of this Exhibit A. [Alternative language for Performance Shares NOT intended as Qualified Performance Based Compensation within the meaning of 162(m) of the IRC - The Performance Shares subject to this Award shall be deemed earned to the extent of the greater of (i) the extent, as determined by the Committee, to which the Performance Goals applicable to the Performance Shares have been met during the Performance Period up through and including the effective date of the Change in Control (using the latest available information prior to the date of the Change in Control) or (ii) the target number of Performance Shares set forth in this Agreement.  The Committee shall determine and certify the number of Earned Performance Shares in accordance with Section 2 of this Exhibit A.]

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